THIS DOCUMENT PREPARED BY AND
RETURN TO:

James. A. Huguenard
Brown, Todd & Heyburn
3200 Providian Center
Louisville, Kentucky 40202-3363


                                       MORTGAGE

    THIS MORTGAGE, made this 31st day of December, 1996 by FLORIDA GAMING CORPORATION, a Delaware corporation, and FLORIDA GAMING CENTERS, INC., a Florida Corporation, having an address of 1750 South Kings Highway, Ft. Pierce, Florida 34945 (hereinafter called "Mortgagor"), to BANK OF OKLAHOMA, N.A. a national banking associations having an address of One Williams Center, 8th Floor, Tulsa, OK 74172 (hereinafter called "Mortgagee").

                                 W I T N E S S E T H:

    WHEREAS, Mortgagor is justly indebted to Mortgagee, having executed and delivered to Mortgagee its promissory note, ("Note"), dated September 12, 1996, wherein Mortgagor promises to pay to Mortgagee the principal sum with interest thereon at the rate and times and in the manner and according to the terms and conditions specified in the Note, which note was made, executed, delivered and is payable outside the state of Florida.

    NOW THIS INDENTURE WITNESSETH, that Mortgagor, in consideration of the indebtedness and to secure the payment to Mortgagee of ONE MILLION EIGHT HUNDRED THOUSAND AND 00/100 DOLLARS ($1,800,000.00) of the principal with interest due under the Note, has granted, bargained, sold and conveyed and by these presents does grant, bargain, sell and convey unto Mortgagee that certain tract or parcel of land lying and being in the County of St. Lucie and the State of Florida more particularly described and set forth on EXHIBIT A hereto and made part hereof (hereinafter the "Property").

    TOGETHER with all and singular the tenements, hereditaments, easements, appurtenances, passages, waters, water courses, riparian rights, other rights, liberties and privileges thereof or in any way now or hereafter appertaining, including any other claim at law or in equity as well as any after acquired title, franchise or license and the reversion(s) and remainder(s).

    TOGETHER with all buildings and improvements of every kind and description now or hereafter erected or placed thereon. The Property and buildings, parking spaces, improvements, fixtures, machinery, equipment, tenements, personal property, property interests and all other rights herein being hereinafter collectively called the "Mortgaged Property".

    TOGETHER with all of Mortgagor's right, title and interest now or hereafter acquired by Mortgagor in and to all leases, agreements of sale and other agreements in connection with the real property covered by this Mortgage, and the rents, issues and profits payable therefrom.

    TO HAVE AND TO HOLD the above granted and described Mortgaged property unto Mortgagee, its successors and assigns, forever.

    AND Mortgagor hereby represents, warrants and covenants with Mortgagee that Mortgagor is indefeasibly seized of the Mortgaged Property in fee simple; that Mortgagor has full power and lawful right to convey the same in fee simple as aforesaid; that it shall be lawful for Mortgagee at all times peaceably and quietly to enter upon, hold, occupy and enjoy the Mortgaged Property and every part thereof; that the Mortgaged Property is free from all liens and encumbrances, that all property, fixtures and equipment described herein will be fully paid for and free from all liens, encumbrances, title retaining contracts and security interests when delivered and/or installed upon the Mortgaged Property; that such property, fixture and equipment shall be deemed to be realty and a part of the freehold; that Mortgagor will make such further assurances to prove the fee simple title to all and singular the Mortgaged Property in Mortgagee; to prove the lien and priority of this Mortgage, as may be reasonably required, that Mortgagor does hereby and will forever fully warrant and defend the lien and priority of this Mortgage, the title to the Mortgaged Property and every part thereof against the lawful claims and demands of all persons whomsoever.

    PROVIDED ALWAYS, and these presents are upon the express condition that if Mortgagor or the successors or assigns of Mortgagor shall pay unto Mortgagee, its successors or assigns, the sums of money secured hereby, and any renewals or extensions thereof in whatever form, and the interest thereon as it shall become due, according to the true intent and meaning thereof, together with all advances hereunder, costs, charges and expenses, including reasonable attorneys' fees, which Mortgagee may incur in collecting the same by foreclosure or otherwise; and shall duly, promptly and fully perform, discharge, execute, effect, complete, comply with and abide by each and every of the stipulations, agreements, conditions and covenants of the Note and this Mortgage, then this Mortgage and the estate hereby created shall cease and be null and void and this instrument shall be released by Mortgagee, at the cost and expense of Mortgagor.

    MORTGAGOR COVENANTS AND AGREES to and with Mortgagee that until the indebtedness secured hereby is fully repaid:

    1. PAYMENT AND PERFORMANCE. Mortgagor shall pay to Mortgagee, in accordance with the terms of the Note and this Mortgage, the principal and interest, and other sums therein set forth; and shall perform and comply with all the agreements, conditions, covenants, provisions and stipulations of the Note and this Mortgage, the terms of which are incorporated herein by reference.

    2. INTEREST RATE. Notwithstanding any provisions contained in this Mortgage or in the Note secured hereby, the total liability for payment of interest, or payment in the nature of interest, shall not exceed the limits imposed by applicable usury laws, including the applicable choice of law rules in effect at the time such interest shall become due. In the event of the acceleration of the Note hereby secured, the total charges for interest and in the nature of interest shall not exceed the maximum amount allowed by law, and any excess portion of such charges that may have been prepaid shall be refunded to the maker thereof. Such refund may be made by application of the amount involved against the sums then due hereunder, but such crediting shall not cure or waive the default occasioning acceleration. Nothing herein contained nor in any transaction related hereto shall be construed or shall so operate either presently or prospectively to require Mortgagor to make any payment or do any act contrary to law, but if any clause or provision herein contained shall otherwise so operate to invalidate this mortgage, in whole or in part, then such clause or provision only shall be held or naught as though not herein contained and the remainder of this Mortgage shall remain operative and in full force and effect.

    3. MAINTENANCE OF MORTGAGED PROPERTY. Mortgagor shall abstain from and shall not permit the commission of waste, impairment or deterioration in or about the Mortgaged Property and shall not remove or demolish or alter the structural character of any building erected at any time on the mortgaged property, without the prior written consent of Mortgagee; shall not permit the Mortgaged Property to become vacant, deserted, or unguarded; and shall maintain the Mortgaged Property in good condition and repair, reasonable wear and tear excepted.

    4. INSURANCE. Mortgagor shall keep the Mortgaged Property continuously insured, including, but not limited to, insurance against loss or damage by fire, with extended coverage, for all improvements now or hereafter located on the Mortgaged Property, and Mortgagor shall also continuously maintain public liability insurance and property damage insurance, all of which shall be issued by an insurance company, or companies reasonably satisfactory to Mortgagee, and in such total amounts as Mortgagee may reasonably determine from time to time. Each policy shall be in a form reasonably satisfactory to Mortgagee, shall be maintained in full force and effect, shall be endorsed with a standard mortgagee clause in favor of Mortgagee as first mortgagee and shall provide for at least ten (10) days notice to Mortgagee prior to cancellation thereof. If the insurance, or any part thereof, shall expire, or be withdrawn, or become void by Mortgagor's breach of any condition thereof, or become void or unsafe by reason of failure or impairment of the capital of any company in which the insurance may then be carried, Mortgagor shall place new insurance on the Mortgaged Property. In the event of loss, Mortgagor will give immediate notice thereof to Mortgagee, and Mortgagee may make proof of loss if not made promptly by Mortgagor. Any proceeds of such insurance shall, at Mortgagor's full option, either be applied against the Note (to the extent of the amount then outstanding under the Note) or used to restore the Mortgaged Property. Neither the Mortgagee nor any assignee of the Mortgagee shall have any interest in such proceeds to the extent they exceed the amount then outstanding under the Note.

    5. TAXES AND OTHER CHARGES. Mortgagor shall pay when due and payable without any deduction, defalcation or abatement, all taxes, assessments, levies, liabilities, obligations, encumbrances, water and sewer rents and all other charges or claims of every nature and kind which may be imposed, suffered, placed, assessed, levied, or filed at any time against Mortgagor, the Mortgaged Property or any part thereof or against the interest of Mortgagee therein, or which by any present or future law may have priority over the indebtedness secured hereby either in lien or in distribution out of the proceeds of any judicial sale, without regard to any law heretofore or hereafter to be enacted imposing payment of the whole or any part upon Mortgagee.

    6. SECURITY AGREEMENT. This Mortgage constitutes a security agreement under the Uniform Commercial Code as adopted in the State of Florida and creates a security interest in the "personal property" included in the Mortgaged Property. Mortgagor shall execute, deliver, file and refile any financing statements or other security agreements Mortgagee may require from time to time to confirm the lien of this Mortgage with respect to such property. A carbon, photographic or other reproduction of this Mortgage or any financing statement relating hereto shall be sufficient as a financing statement and may be filed in any public office as a financing statement.

    7. COMPLIANCE WITH LAW AND REGULATIONS. Mortgagor shall comply with all restrictions of record and all laws, statutes, codes, ordinances, rules, regulations, resolutions and orders of all federal, state, municipal, other governmental, quasi-governmental authorities and agencies relating in any way to the Mortgaged Property.

    8. INSPECTION. Mortgagee, and any persons authorized by Mortgagee, shall have the right at any time, upon reasonable notice to Mortgagor, to enter the Mortgaged Property at a reasonable hour to inspect its condition and state of repair.

    9. REQUIRED NOTICES. In addition to any notice requirements contained elsewhere in this Mortgage or in any of the other loan documents, Mortgagor shall notify Mortgagee promptly of the occurrence of any of the following:

         (a)  casualty causing damage to the Mortgaged Property;

         (b)  receipt of notice of condemnation of the Mortgaged Property; and

         (c) receipt of notice from any government or quasi-governmental authority relating to the development of, improvements on, use of, or occupancy of the Mortgaged Property.

    10.  CONDEMNATION.

         (a) In the event of any condemnation or taking of any part of the Mortgaged Property by eminent domain, alteration of grade of street, other injury to or decrease in the value of the Mortgaged Property by any public, quasi-public authority or corporation, all proceeds (that is, the award or agreed compensation for the damages sustained) allocable to Mortgagor shall be applicable first to payment of the indebtedness secured hereby. Mortgagor shall continue to pay installments of interest and other charges until payment of the proceeds have been received by Mortgagee in the full amount secured hereunder.

         (b) If the amount of the initial award of damages for the condemnation is insufficient to pay in full the indebtedness secured hereby with interest and other appropriate charges, Mortgagee shall have the right to prosecute, of final determination or settlement, of an appeal, or other appropriate proceedings in the name of Mortgagee or Mortgagor, for which Mortgagee is hereby appointed irrevocably as attorney-in-fact for Mortgagor, which appointment, being for security, is irrevocable. In that event, the expenses of the proceedings, including reasonable counsel fees, shall be paid first out of the proceeds, and only the excess, if any, paid to Mortgagee shall be credited against the amounts due under this Mortgage.

         (c) Nothing herein shall limit the rights otherwise available to Mortgagee, at law or in equity, including the right to intervene as a party to any condemnation proceeding.

    11. EVENTS OF DEFAULT. Each of the following shall constitute an event of default ("Event of Default") hereunder:

         (a) Mortgagor's noncompliance or nonperformance of any term, covenant or condition contained this Mortgage or the Note.

         (b) The commencement of any levy, execution or attachment proceedings against Mortgagor or the Mortgaged Property, the application for or appointment of a liquidator, receiver, custodian, sequestrator, conservator, trustee, or other similar judicial officer (and such appointment continues for a period of thirty (30) days).

         (c) The insolvency (in the bankruptcy or equity sense), of Mortgagor or any principal thereof, which condition continues for a period of thirty (30) days.

         (d) The assignment for the benefit of creditors, or the admission in writing, of an inability to pay any debts generally as they become due, or the ordering of the liquidation of its affairs, by Mortgagor under insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar state or federal law.

         (e) Failure of Mortgagor to pay any installment of interest or principal and interest, or any other sum, on the date it is due under the Note or this Mortgage.

         (f)  Any default under any other term of this Mortgage or the Note.

    12.  REMEDIES.

         (a) Upon the happening of any Event of Default, this conveyance shall become absolute and the entire unpaid balance of the principal, the accrued interest and all other sums due hereunder or under the loan documents and secured by this Mortgage shall become immediately due and payable, at the option of Mortgagee, without notice or demand.

         (b) When the entire indebtedness shall become due and payable, either because of maturity or because of the occurrence of any Event of Default, or otherwise, then forthwith:

              (i) FORECLOSURE. Mortgagee may institute an action to foreclose this Mortgage against the Mortgaged Property, or take such other action at law or in equity for the enforcement of this Mortgage and realization on the mortgage security or any other security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the principal debt, with interest at the rate stipulated in the Note to the date of default, together with all other sums due by Mortgagor in accordance with the provisions of the Note and this Mortgage, including all sums which may have been loaned by Mortgagee to Mortgagor after the date of this Mortgage, and all sums which may have been advanced by Mortgagee for taxes, water or sewer rents, charges or claims, payments on prior liens, completion of construction of improvements, insurance or repairs to the Mortgaged Property, all costs of suit, together with interest at such rate on any judgment obtained by Mortgagee from and after the date of any foreclosure sale until actual payment is made as of the full amount due Mortgagee, and reasonable attorneys' fees for collection, or Mortgagee may foreclose only as to the sum past due with interest and costs as above provided (including attorneys' fees), without injury to this Mortgage or the displacement or impairment of the remainder of the lien thereof, and at such foreclosure sale the Mortgaged Property shall be sold subject to all remaining items of indebtedness; and Mortgagee may again foreclose, in the same manner, as often as there may be any sum past due. In the event Mortgagee forecloses this Mortgage against the Mortgaged Property, Mortgagee may, at its option and in its sole and absolute discretion, assume all rights (but not the obligation unless consented to by Mortgagee) as owner of the Mortgaged Property; or

              (ii) POSSESSION. Mortgagee may enter into possession of the Mortgaged Property; collect therefrom all rentals (which term shall also include sums payable for use and occupation) and, after deducting all costs of collection and administration expenses, apply the net rentals to any or all of the following in such order and amounts as Mortgagee, in Mortgagee's sole discretion, may elect: the payment of taxes, water and sewer rents, charges and claims, insurance premiums and all other carrying charges, the completion of construction of the buildings and improvements of the Mortgaged Premises, on account and in reduction of the principal or interest, or both, hereby secured; or

             (iii) RECEIVER. Mortgagee, without regard to the value or occupancy of the Mortgaged Property or the solvency of Mortgagor, with or without notice to Mortgagor, shall be entitled as a matter of right, if it so elects, to the appointment of a receiver to enter upon and take possession of the Mortgaged Property and to collect all rents, revenues, issues, income, products and profits thereof and apply the same as the court may direct. The receiver shall have all rights and powers permitted under the laws of the state where the Mortgaged Property is located and such other powers as the court making such appointment shall confer. The expenses, including receiver's fees, attorneys' fees, costs and agent's compensation, incurred pursuant to the powers herein contained shall be secured by this Mortgage. The right to enter, take possession of, manage and operate the Mortgaged Property, collect the rents, issues and profits thereof, whether by a receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law, and may be exercised concurrently therewith or independently thereof. Mortgagee shall be liable to account only for such rents, issues and profits as are actually received by Mortgagee. Notwithstanding the appointment of any receiver or other custodian, Mortgagee shall be entitled as pledgee to the possession and control of any cash, deposits, or instruments at the time held by, payable or deliverable under the terms of this Mortgage to Mortgagee.

         (c) Mortgagee shall have the right, from time to time, to bring an appropriate action to recover any sums required to be paid by Mortgagor under the terms of this Mortgage, as they become due, without regard to whether or not the principal indebtedness or any other sums secured by the Note and this Mortgage shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of mortgage foreclosure, or any other action, for any default by Mortgagor existing at the time the earlier action was commenced.

    13.  RIGHTS AND REMEDIES CUMULATIVE.

         (a) The rights and remedies of Mortgagee as provided in the Note and this Mortgage shall be cumulative and concurrent; may be pursued separately, successively or together against Mortgagor or against the Mortgaged Property, or both, at the sole discretion of Mortgagee, and may be exercised as often as occasion shall arise. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

         (b) Any failure by Mortgagee to insist upon strict performance by Mortgagor of any of the terms and provisions of this Mortgage or the Note shall not be deemed to be a waiver of any of the terms or provisions thereof, and Mortgagee shall have the right thereafter to insist upon strict performance by Mortgagor of any and all of them.

         (c) Mortgagor nor any other person now or hereafter obligated for payment of all or any part of the sums now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of failure of Mortgagee to comply with any request of Mortgagor, or any other person so obligated to take action to foreclose on this Mortgage or otherwise enforce any provisions of the Mortgage or Note, or by reason of release, regardless of consideration, of all or any part of the security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner of the Mortgaged Property and Mortgagee extending the time of payment or modifying the terms of the Note, without first having obtained the consent of Mortgagor, or such other person; and in the latter event, Mortgagor, and all such other persons shall continue to be liable to make payments according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Mortgagee.

         (d) Mortgagee may release, regardless of consideration, any part of the security held for the indebtedness secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or its priority over any subordinate lien.

         (e) For payment of the indebtedness secured hereby Mortgagee may resort to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

    14. FUTURE ADVANCES. Pursuant to the laws of the State of Florida, this Mortgage shall secure not only the existing indebtedness evidenced by the Note, but also such future advances as may be made by Mortgagee to Mortgagor in accordance with the Note or this Mortgage, whether or not such advances are obligatory or are to be made at the option of Mortgagee, or otherwise, as are made within twenty (20) years from the date hereof, to the same extent as if such future advances were made on the date of the execution of this Mortgage, and the total amount of indebtedness that shall be so secured by this Mortgage may decrease or increase from time to time, provided that the total unpaid balance so secured at any one time shall not exceed a principal amount of TWO MILLION EIGHT HUNDRED THOUSAND AND NO/100's ($2,800,000.00) DOLLARS plus interest thereon and plus any disbursements made for the payment of taxes, levies or insurance on the property covered by the lien of this Mortgage, together with interest on such disbursements.

    15. COMMUNICATIONS. All communications required under this Mortgage or the Note shall be in writing, and shall be sent by registered or certified mail, postage prepaid, addressed to Mortgagor and Mortgagee at the address set forth in the heading of this Mortgage, or to such other address as either party may designate from time to time by notice to the other in the manner set forth herein.

    16. AMENDMENT. This Mortgage cannot be changed or amended except by an agreement in writing duly executed by the party against whom enforcement of the change is sought.

    17. DEFINITIONS. Whenever used in this Mortgage, unless the context clearly indicates a contrary intent:

         (a) the word "Mortgagor" shall mean the person who executed this Mortgage and any subsequent owner of the Mortgaged Property and his respective heirs, executors, administrators, successors and assigns;

         (b) the word "Mortgagee" shall mean the person specifically named herein as "Mortgagee" or any subsequent holder of this Mortgage;



         (c) the word "Person" shall mean individual, corporation, partnership or unincorporated association;

         (d)  the use of any gender shall include all genders;

         (e) the singular number shall include the plural and the plural number the singular as the context may require; and

         (f) if Mortgagor be more than one person, all agreements, conditions, covenants, provisions, stipulations, warrants of attorney, authorizations, waivers, release, options, undertakings, rights and benefits made or given by Mortgagor shall be joint and several, and shall bind and affect all persons who are defined as "Mortgagor" as fully as through all of them were specifically named herein wherever the word "Mortgagor" is used.

    18. CAPTIONS. The captions preceding the text of the paragraphs or subparagraphs of this Mortgage are inserted only for convenience of reference and shall not constitute a part of this Mortgage, nor shall they in any way affect its meaning, construction or effect.

    19. APPLICABLE LAW. This Mortgage shall be governed by and construed in accordance with the laws of the State of Florida.

    20. JURISDICTION. Mortgagor consents to the exclusive jurisdiction of the courts of the state of Florida and the Federal Courts located in Florida in any and all actions and proceedings whether arising hereunder or under any other agreement or undertaking, and irrevocably agrees to service of process by certified mail, return receipt requested, postage prepaid, to its address set forth herein or such other address as Mortgagor specifies to Mortgagee in writing.

    21. VENUE. Mortgagor agrees that venue for any action brought by Mortgagee under this Mortgage shall be St. Lucie County, Florida.

    IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be duly executed on the day and year first above written.


Signed, sealed and delivered      FLORIDA GAMING CORPORATION,
in the presence of:                    a Delaware corporation

                                  By
                                    ---------------------------------
(Print Name)                        W. Bennett Collett, Chairman
                                    and Chief Executive Officer
                                    (Corporate Seal)
(Print Name)

STATE OF                )
                        )  SS:
COUNTY OF               )

    THE FOREGOING INSTRUMENT was acknowledged before me this ____ day of _____, 1996, by W. Bennett Collett, as Chairman and Chief Executive Officer of Florida Gaming Corporation, a Delaware corporation, on behalf of the corporation. He has produced a Driver's License as identification and took an oath.


                                       ---------------------------------------
                                       Notary Public
(Notary Seal)                          My Commission Expires:



Signed, sealed and delivered                FLORIDA GAMING CENTERS, in the
presence of:                                INC.
                                            a Florida corporation

                                            By
                                              --------------------------------
(Print Name)                                  W. Bennett Collett, Chairman
                                              and Chief Executive Officer
                                              (Corporate Seal)
(Print Name)


STATE OF                )
                        )  SS:
COUNTY OF               )

    THE FOREGOING INSTRUMENT was acknowledged before me this ____ day of ________, 1996, by W. Bennett Collett, as Chairman and Chief Executive Officer of Florida Gaming Centers, Inc., a Florida corporation, on behalf of the corporation. He has produced a Driver's License as identification and took an oath.


                                       ---------------------------------------
                                       Notary Public
(Notary Seal)                          My Commission Expires:

                                      Exhibit A

                                 Property Description


    The South 1/2 of the SW 1/4 of the NW 1/4 of Section 13, Township 35 South, Range 39 East, St. Lucie County, Florida; EXCEPTING therefrom the right of way for Kings Highway and ALSO EXCEPTING therefrom the following described property, to-wit: From the SW corner of said South 1/2 of the SW 1/4 of the NW 1/4 running East 25 feet to the East right of way of Kings Highway for the Point of Beginning; thence continue East 333.4 feet; thence North 243.0 feet; thence West
333.4 feet to the East right of way of Kings Highway; thence South along the said East right of way 243 feet to the Point of Beginning, as delineated on a survey dated March 24, 1972, prepared by A. G. Weatherington and Associates, Inc., Florida Certificate No. 1859.

    The North 1/2 of the NW 1/4 of the SW 1/4 Less the South 150 feet of the North 300 feet of the East 247 feet, more or less, of the West 272 feet, more or less, and LESS the West 134 feet of the East 218 feet of the South 165 feet of the North 337 feet and LESS the East 264 feet of the West 536.4 feet of the North 334.41 feet; ALSO LESS AND EXCEPTING the right of way for Kings Highway (State Road 607), all lying and being in Section 13, Township 35 South, Range 39 East, St. Lucie County, Florida, as delineated on a survey dated March 24, 1972, prepared by A. G. WEATHERINGTON and Associates, Inc., Florida Certificate No. 1859.

    The West 134 feet of the East 218 feet of the South 165 feet of the North 337 feet of the North 1/2 of the NW 1/4 of the SW 1/4 of Section 13, Township 35 South, Range 39 East, St. Lucie County, Florida.